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                                                                  EXECUTION COPY

                                     AMERCO

       $80,000,000 9.0% CLASS B SECOND LIEN SENIOR SECURED NOTES DUE 2009

                               PURCHASE AGREEMENT

                                                                   March 1, 2004

To the initial purchasers named in Schedule A attached hereto ("PURCHASERS")

Ladies and Gentlemen:

                  Amerco, a Nevada corporation ("ISSUER") and each of the Guarantors that are signatory hereto ("INITIAL GUARANTORS"), hereby agree with you as follows:

                  SECTION 1. ISSUANCE OF NOTES.

                  1.1. Issuer proposes to issue and sell to Purchasers $80,000,000 aggregate principal amount of the Issuer's 9.0% Class B Second Lien Senior Secured Notes due 2009 (the "NOTES"). The Notes will be issued pursuant to an indenture (as amended, restated, supplemented and otherwise modified from time to time, the "INDENTURE", substantially in the form attached hereto as Exhibit A), to be dated as of the date hereof, by and among Issuer, the Guarantors, and Wells Fargo Bank, N.A., as indenture trustee (the "TRUSTEE") and as collateral trustee (the "COLLATERAL TRUSTEE"). The Guarantors will jointly and severally guarantee the obligations under the Notes and the Indenture (collectively, the "GUARANTY"). The obligations under the Notes will be secured by mortgages on, security interests in or pledges of (the "SECURITY INTERESTS") certain assets (the "COLLATERAL") of Issuer and the Guarantors (collectively, "GRANTORS") pursuant to the Security Documents. The Security Interests will secure the payment and performance when due of all of the obligations of Grantors under the Indenture and the other Note Documents. The Trustee shall enter into the Intercreditor Agreement, dated as of the date hereof (the "INTERCREDITOR AGREEMENT"), substantially in the form attached hereto as Exhibit B, with Wells Fargo Foothill, Inc., as administrative agent (the "BANK AGENT") under that certain Loan and Security Agreement, dated as of the date hereof, among the borrowers party thereto, the lenders party thereto, and Wells Fargo Foothill, Inc., as lead arranger, administrative agent and collateral agent, and as may be further amended, supplemented, restated or otherwise modified from time to time in accordance with the Intercreditor Agreement (the "SENIOR CREDIT AGREEMENT").

                  1.2. The issuance of the Notes on the terms set forth herein shall be defined as the "OFFERING".

                  1.3. The Notes will be offered and sold to Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "ACT").

                  1.4. Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Notes shall bear the legends required under the Indenture.

                  1.5. For the purposes of this Purchase Agreement, dated as of the date set forth above, among Issuer, Initial Guarantors and Purchasers (as amended, restated, supplemented and otherwise

                                                  AMERCO NOTE PURCHASE AGREEMENT

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modified from time to time, this "AGREEMENT") capitalized terms are used as defined in Annex I attached hereto.

                  SECTION 2. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations, warranties and agreements contained herein and in the Indenture, and subject to the terms and conditions hereof and of the Indenture, Issuer shall issue and sell to Purchasers (and, in order to induce Purchasers to purchase the Notes, the Grantors shall grant the Security Interests) and Purchasers agree to purchase from Issuer, $80,000,000 aggregate principal amount of the Notes for a purchase price equal to $80,000,000 less original issue discount of 2%, which equals $78,400,000 (the "PURCHASE PRICE").

                  SECTION 3. TERMS OF OFFERING. The transactions contemplated by the Note Documents, including without limitation the Offering and the use of the proceeds therefrom are collectively referred to herein as the "TRANSACTIONS." Unless the context requires otherwise, all agreements, representations and warranties of Issuer set forth in this Agreement are made after giving pro forma effect to the Plan of Reorganization.

                  SECTION 4. DELIVERY AND PAYMENT. Delivery to Purchasers of and payment for the Notes shall be made at a Closing (the "CLOSING") to be held at such time and on such date as agreed to by the parties (the "CLOSING DATE") at the location agreed to by the parties. The Closing Date and the location of delivery of and the form of payment for the Notes may be varied by agreement between Purchasers and Issuer.

                  Issuer shall deliver to Purchasers one or more certificates representing the Notes, each in definitive form, registered in such names and denominations as Purchasers may request, against payment by Purchasers of the aggregate Purchase Price therefor by immediately available federal funds bank wire transfer to such bank account as Issuer shall designate to Purchasers at least two business days prior to the Closing. The portion of Purchase Price payable by each Purchaser is set forth on Schedule A attached hereto.

                  The certificates representing the Notes in definitive form shall be made available to Purchasers for inspection at the offices of Sidley Austin Brown & Wood LLP, 555 West 5th Street, 40th Floor, Los Angeles, California 90013 (or such other place as shall be reasonably acceptable to Purchasers) not later than 10:00 a.m. one business day immediately preceding the Closing Date.

                  SECTION 5. AGREEMENTS OF GRANTORS. Each Grantor hereby agrees:

                  5.1. To (i) advise Purchasers promptly after obtaining actual knowledge (and, if requested by Purchasers, confirm such advice in writing) of (A) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Notes for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, or (B) the happening of any event not otherwise disclosed pursuant to one or more disclosure schedules to the Note Documents that makes any statement of a material fact made in the SEC Documents or Bankruptcy Documents untrue or that requires the making of any additions to or changes thereto in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) use its commercially reasonable efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Notes under any state securities or blue sky laws, and (iii) if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Notes under any such laws, use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

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                  5.2.     To cooperate with Purchasers and Purchasers' counsel
in connection with the qualification of the Notes under the securities or blue sky laws of such jurisdictions as Purchasers may request and continue such qualification in effect so long as reasonably required for Exempt Resales; provided, that Issuer shall not be required in connection therewith to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction where it is not now so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

                  5.3. Whether or not any of the Transactions are consummated or this Agreement is terminated, to pay (i) all costs, expenses, fees and taxes incident to and in connection with (A) the preparation, printing, processing, distribution and delivery (including, without limitation, word processing and duplication costs) of each of the Note Documents, other than the fees of Purchaser's counsel, and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith, (B) the issuance and delivery of the Notes, including the fees of the Trustee, (C) to the extent required for Exempt Resales, the qualification of the Notes for offer and sale under the securities or blue sky laws of the several states, and (D) the preparation of the Notes, (ii) all fees and expenses of the counsel and accountants of Issuer, (iii) all fees and expenses (including fees and expenses of counsel) of Issuer in connection with approval of the Notes by DTC for "book-entry" transfer, (iv) all fees charged by rating agencies in connection with the rating of the Notes, (v) all fees and expenses (including reasonable fees and expenses of counsel) of the Trustee and Collateral Trustee and (vi) the Commitment Fee, Work Fee and Break-Up Fees as required, and defined, in the Term Sheets.

                  5.4. To the extent it may lawfully do so, not to insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension, usury or other law, wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the payment of all or any portion of the principal of or interest on the Notes, or that may affect the covenants or the performance of the Indenture (and, to the extent it may lawfully do so, Issuer hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee in the Indenture or the Collateral Trustee in the Security Documents but shall suffer and permit the execution of every such power as though no such law had been enacted).

                  5.5. To deliver to the Bank Agent copies of Uniform Commercial Code, tax and judgment lien searches confirming the absence of, and mortgage releases, termination statements and other release documents from JPMorgan and any other Person necessary to release any Liens on the Collateral, other than the Permitted Liens, in accordance with the terms of the Senior Credit Agreement.

                  5.6. Not to, and to ensure that no affiliate (as defined in Rule 501(b) of the Act) of Issuer will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Act of the sale to Purchasers of the Notes.

                  5.7. For so long as any of the Notes remain outstanding, during any period in which Issuer is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), to make available, upon request, to any owner of the Notes in connection with any sale thereof, and any prospective purchaser of such Notes from such owner, the information required by Rule 144A(d)(4) under the Act.

                  5.8. To: (i) execute and cause the Definitive Notes to be authenticated by the Trustee, (ii) deliver the same to the Trustee to be held in trust in accordance with the terms of that certain Escrow

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Letter, dated as of the date hereof, in substantially the form set forth in
Exhibit C hereto, and (iii) to deliver evidence of the foregoing satisfactory to the Purchasers. Each such Definitive Note shall represent an aggregate principal amount for each Purchaser equal to the "Principal Amount of Notes Purchased" set forth next to each such Purchaser's name on Schedule A hereto.

                  5.9.     [INTENTIONALLY OMITTED]

                  5.10. Not to, and not to authorize or permit any person acting on their behalf to, (i) distribute any offering material in connection with the offer and sale of the Notes, or (ii) solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (including, without limitation, as such terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

                  5.11. The Purchasers shall have a separate right to inspect the property and books and records of the Grantors at reasonable times (but prior to any Event of Default as defined in the Indenture no more frequently than quarterly), and to have discussions with the Grantors' outside accountants, provided that, when appropriate, in conducting the activities associated with the exercise of such rights, the Purchasers shall rely on information and analysis prepared for or by the Bank Agent, subject to its consent.

                  5.12. The Issuer shall offer to exchange the Notes pursuant to a registered exchange offer filed with the Commission within 60 days of the Closing Date and to be declared effective within 90 days thereafter (the "EXCHANGE OFFER"), as more fully described in the Registration Rights Agreement. The Registration Rights Agreement and the Notes shall provide that failure to offer and complete the Exchange Offer shall result in a 0.25% increase of the annual interest rate for the first quarter or portion thereof during the failure and 0.5% for each quarter or portion thereof thereafter up to a maximum increase of 2.0%. per annum.

                  5.13. Within 60 days of the Closing Date the Issuer shall cause the Class B Notes to be rated by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or another nationally recognized statistical rating organization (as such term is defined for purposes of Rule 436(g)(2) under the Act).

                  5.14. During the two year period after the Closing Date (or such shorter period as may be provided for in Rule 144(k) under the Act, as the same may be in effect from time to time), to not, and to not permit any current or future subsidiaries of Issuer or any other affiliates (as defined in Rule 144A under the Act) controlled by Issuer to, resell any of the Notes which constitute "restricted securities" under Rule 144 that have been reacquired by Issuer, any current or future subsidiaries of Issuer or any other affiliates (as defined in Rule 144A under the Act) controlled by Issuer, except pursuant to an effective registration statement under the Act.

                  5.15. To treat as original issue discount within the meaning of Code Section 1273(a)(1), 2% of the aggregate principal amount of the Notes Issued on the Closing Date.

                  5.16. To use the net proceeds received by Issuer from the sale of the Notes to (i) fund Issuer's reorganization as contemplated in the Plan of Reorganization, (ii) pay costs, fees and expenses incurred in connection with the Transactions, (iii) provide for ongoing working capital needs in the ordinary course of business of Grantors, and (iv) for other lawful general corporate purposes not prohibited under the Note Documents.

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                  5.17.    During the period of two years after the Closing
Date, Issuer will not be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

                  5.18.    Unless a fixed time period is provided in this
Section 5, Grantors' obligations under this Section 5 shall terminate on the date upon which no Purchaser or any of its respective affiliates continues to hold Notes acquired on the Closing Date.

                  SECTION 6. REPRESENTATIONS AND WARRANTIES OF GRANTORS. In order to induce the Purchasers to enter into this Agreement, each Grantor makes the following representations and warranties to the Purchasers, which representations and warranties shall be true, correct, and complete, in all material respects, as of the Closing Date, and such representations and warranties shall survive the execution and delivery of this Agreement:

                  6.1.     No injunction or order has been issued that either
(i) asserts that any of the Transactions is subject to the registration requirements of the Act, or (ii) would prevent or suspend the issuance or sale of any of the Notes, in any jurisdiction. As of the Closing Date and except as otherwise disclosed on one or more disclosure schedules to the Note Documents or the Bankruptcy Documents, the SEC Documents: (x) will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (y) will contain all the information specified in, and meet the requirements of, Rule 144A(d)(4) under the Act. Except as disclosed in the SEC Documents, there are no related party transactions that would be required to be disclosed in a registration statement on Form S-1 filed under the Act.

                  6.2. Each Grantor (i) has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to carry on its business and to own, lease and operate its properties and assets described in the SEC Documents and the Bankruptcy Documents, and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation, as the case may be, authorized to do business in each jurisdiction in which the nature of such businesses or the ownership or leasing of such properties requires such qualification, except where the failure to be so qualified could not, singly or in the aggregate, reasonably be expected to have a material adverse effect on
(A) the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Issuer and its Subsidiaries taken as a whole, (B) the ability of any Grantor to perform its obligations in all material respects under any of the Note Documents, (C) the enforceability of any of the Security Documents or the attachment, perfection or priority of any of the Security Interests intended to be created thereby in any portion of the Collateral or (D) the validity of any of the Note Documents or the consummation of any of the Transactions (each, a "MATERIAL ADVERSE EFFECT").

                  6.3. Set forth on Schedule 6.3 are the only direct and indirect Subsidiaries of each Grantor. All of the shares of outstanding capital Stock of each Pledged Company are owned, directly or indirectly, by the applicable Grantor free and clear of all liens, security interests, mortgages, pledges, charges, claims or restrictions on transferability or encumbrance of any kind other than those created by the Note Documents and the Senior Credit Agreement and the other Loan Documents (as defined in the Senior Credit Agreement). Except as disclosed in Schedule 6.3, immediately following the Closing, no Grantor will directly or indirectly own any capital Stock or other equity interest in any person. Except as set forth on Schedule 6.3, there are no subscriptions, options, warrants, or calls relating to any shares of any Grantor's, or any of their respective Subsidiaries' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. No Grantor nor any of their respective

                                                  AMERCO NOTE PURCHASE AGREEMENT

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Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of any Grantor's Subsidiaries' capital Stock or any security convertible into or exchangeable for any such capital Stock.

                  6.4. Immediately following the Closing, no Grantor will have any liabilities, absolute, accrued, contingent or otherwise other than (A) liabilities that are reflected in the Financial Statements and the Bankruptcy Documents, or (B) liabilities incurred subsequent to the date thereof in the ordinary course of business, consistent with past practice, that could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 6.4(a) is a true and complete list of all Indebtedness of Grantors outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately reflects the aggregate principal amount of such Indebtedness. Set forth on
Schedule 6.4(b) is a true and complete summary of all TRAC Lease Transactions in existence as of the Closing Date that are to remain outstanding after the Closing Date.

                  6.5. There are no contracts, agreements or understandings between any Grantor and any person granting such person the right to require such Grantor to file a registration statement under the Act with respect to any securities of any Grantor or to require such Grantor to include such securities with the Notes and Guaranty registered pursuant to any registration statement, other than in favor of the Purchasers.

                  6.6. Each Grantor has all requisite power and authority to enter into, deliver and perform its obligations under the Note Documents to which it is a party and to consummate the Transactions contemplated thereby. Each of the Note Documents to which it is a party has been duly authorized by each Grantor, and this Agreement is, and, when executed and delivered, each other Note Document to which such Grantor is a party will be, a legal, valid and binding obligation of such Grantor, enforceable in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA"), applicable to an indenture that is required to be qualified under the TIA, and the Indenture will be so qualified.

                  6.7. The Notes have been duly authorized by Issuer for issuance and sale to Purchasers pursuant to this Agreement and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by Purchasers in accordance with the terms hereof, will be legal, valid and binding obligations of Issuer, enforceable against Issuer in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

                  6.8. No Grantor is in violation of its respective certificate or articles of incorporation, certificate of formation, bylaws, operating agreement, partnership agreement, or other similar constituent instrument (the "CHARTER DOCUMENTS"). No Grantor is (i) in violation of any Federal, state, local or foreign statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation or order (collectively, "APPLICABLE LAW") of any government, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization, domestic or foreign (each, a "GOVERNMENTAL AUTHORITY"), or (ii) in breach of or default under any bond, debenture, note or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument

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to which it is a party or by which any of them or their respective property is bound (collectively, "APPLICABLE AGREEMENTS"), other than in the case of clauses
(i) or (ii) as disclosed in the SEC Documents and the Bankruptcy Documents or violations, breaches or defaults that could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. There exists no condition that, with the passage of time or otherwise, would (i) constitute a violation of such Charter Documents or Applicable Laws, (ii) constitute a breach of or default under any Applicable Agreement, or (iii) result in the imposition of any penalty or the acceleration of any indebtedness other than, with respect to this clause (iii) only, breaches, penalties or defaults that could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. All Applicable Agreements are in full force and effect and are legal, valid and binding obligations, and no default has occurred or is continuing thereunder, other than such defaults that could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  6.9. Neither the execution, delivery or performance of the Note Documents nor the consummation of the Transactions shall conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent of any person (other than consents already obtained) under, result in the imposition of a Lien on any assets of any Grantor (except pursuant to the Note Documents), or result in an acceleration of indebtedness under or pursuant to (i) the Charter Documents, (ii) any Applicable Agreement, other than, with respect to this clause (ii) only, such breaches, violations or defaults as disclosed in the SEC Documents or Bankruptcy Documents or that could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (iii) any Applicable Law. After giving effect to the Transactions, no Default or Event of Default (each as defined in the Indenture) will exist.

                  6.10. No permit, certificate, authorization, approval, consent, license or order of, or filing, registration, declaration or qualification with, any Governmental Authority (collectively, "PERMITS") and no approval or consent of any other person, is required in connection with, or as a condition to, the execution, delivery or performance of any of the Note Documents or the consummation of any of the Transactions, other than such Permits (i) as have been made or obtained on or prior to the Closing Date, (ii) as are not required to be made or obtained on or prior to the Closing Date that will be made or obtained when required, or (iii) the failure of which to make or obtain could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  6.11. Except as disclosed in the SEC Documents or the Bankruptcy Documents, there is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), domestic or foreign (collectively, "PROCEEDINGS"), pending or to the actual knowledge of any Grantor after reasonable inquiry, overtly threatened, that either (i) seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge any of the Note Documents or any of the Transactions, or (ii) could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Grantor is subject to any judgment, order, decree, rule or regulation of any Governmental Authority that could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  6.12. Immediately following the Closing, each Grantor and each of its respective directors, members, managers, officers, employees and agents (collectively, the "REGULATED PERSONS") shall have, and will be in compliance with the terms and conditions of, all Permits (including, without limitation, Permits with respect to engaging in aviation activities or operations) necessary or advisable to own, lease and operate the properties and to conduct the businesses described in the SEC Documents and Bankruptcy Documents other than those the failure of which to have could not, singly or in the aggregate,

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reasonably be expected to have a Material Adverse Effect. Immediately following the Closing, all such Permits will be valid and in full force and effect. To the actual knowledge of each Grantor, after reasonable inquiry, no event has occurred which allows, or after notice or lapse of time would allow, the imposition of any material penalty, revocation or termination by the issuer thereof or which results, or after notice or lapse of time would result, in any material impairment of the rights of the holder of any such Permits. No Grantor has actual knowledge, after reasonable inquiry, that any Grantor is considering limiting, conditioning, suspending, modifying, revoking or not renewing any such Permit.

                  6.13. On and as of the date hereof, each Grantor has good title to its owned properties and other tangible assets, free and clear of all Liens except Permitted Liens (as defined in the Indenture). The tangible properties of each Grantor are in good repair (reasonable wear and tear excepted), appropriately insured and suitable for their uses except where the failure to be in such good repair or appropriately insured and suitable for their uses would, individually or in the aggregate, not be reasonably likely to have a Material Adverse Effect. The real properties held under lease by each Grantor are and will be held by them under valid, subsisting and enforceable leases which are and will be in full force and effect except where the failure to be valid, subsisting, enforceable and in full force and effect would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect, and no defaults by any Grantor are existing under any such lease which could result in the termination of one or more of such leases by such lessor without regard to notice or passage of time, which termination(s), individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect.

                  6.14. Upon delivery to the Bank Agent of the stock certificates evidencing all of the stock of each Subsidiary (the "PLEDGED STOCK"), the security interests granted pursuant to the Security Documents with respect to such Pledged Stock for the benefit of the Purchasers will constitute a valid, perfected security interest on such Pledged Stock second only to the security interest granted in such Pledged Stock under the Senior Credit Agreement and the other Loan Documents (as defined in the Senior Credit Agreement), enforceable as such against all creditors of the respective pledgor and any Persons purporting to purchase any Pledged Stock from the respective pledgor, except (x) as enforceability may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought and (y) the priority thereof is subject to Liens granted in favor of the Bank Agent as set forth in the Intercreditor Agreement.

                  6.15. On and as of the Closing Date and upon filing by the Collateral Trustee of (i) financing statements, (ii) any filings required with the United States Patent and Trademark Office and (iii) any filings required with the United States Copyright Office, the security interests granted pursuant to the Security Documents will constitute valid, perfected security interests on the Collateral described therein (as may be perfected by the filing of financing statements) for the benefit of the holders of the Notes, enforceable as such against all creditors of any Grantor and any Persons purporting to purchase any such Collateral from any Grantor (except purchasers of inventory in the ordinary course of business) except (x) as enforceability may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought and (y) the priority thereof is subject to Liens granted in favor of the Bank Agent under the Senior Credit Agreement and the other Loan Documents (as defined in the Senior Credit Agreement).

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                  6.16.    Immediately following the Closing, each Grantor shall
have appropriate insurance covering its properties, operations, personnel and businesses against such losses and risks substantially in accordance with customary industry practice.

                  6.17. All material Tax returns required to be filed by each Grantor have been filed and all such returns are true, complete, and correct in all material respects. All Taxes that are due or claimed from each Domestic Entity have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP. To the actual knowledge of each Grantor, after reasonable inquiry, there are no proposed Tax assessments against any Grantor that could singly or in the aggregate have a Material Adverse Effect. The accruals and reserves on the books and records of each Grantor in respect of any material Tax liability for any Taxable period not finally determined are adequate to meet any assessments of Tax for any such period. For purposes of this Agreement, the term "TAX" and "TAXES" shall mean all federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

                  6.18. Each Grantor owns, or is licensed under, and has the right to use, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "INTELLECTUAL PROPERTY") necessary for the conduct of, its businesses, free and clear of all Liens, other than Permitted Liens and other than where the failure to own or license such property could not, singly or, together with such Permitted Liens, in the aggregate, reasonably be expected to have a Material Adverse Effect. To the actual knowledge of each Grantor, after reasonable inquiry, (i) no claims have been asserted by any person challenging the use of any such Intellectual Property by any Grantor or questioning the validity or effectiveness of any license or agreement related thereto, (ii) there is no valid basis for any such claim (other than any claims that could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect), and (iii) the use of such Intellectual Property by the Grantors will not infringe on the Intellectual Property rights of any other person. It is the ordinary business practice of each Grantor to file with the United States Patent and Trademark Office for registration or recordation, as applicable (x) a completed application for registration of each trademark and patent owned by it which is material to the business of such Grantor and (ii) an appropriate assignment to such Grantor of the interest acquired by it in any trademark and patent which is material to the business of such Grantor or Grantors taken as a whole. It is the ordinary business practice of each Grantor to file with the United States Copyright Office for registration a completed application for registration of each registrable copyright owned by it which is material to the business of such Grantor.

                  6.19. Each Grantor maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) material transactions are executed in accordance with management's general or specific authorization, (ii) material transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles of the United States, consistently applied ("GAAP"), and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences. Except as disclosed in the SEC Documents, other than (x) the filing of the Chapter 11 Case, (y) the withdrawal by PriceWaterhouseCoopers of its audit letter with respect to Issuer's financial statements for the fiscal year ended as of March 31, 2002 and (z)

                                                  AMERCO NOTE PURCHASE AGREEMENT

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such other matters as have been set forth in writing by Issuer to Purchasers there has not been a Material Adverse Change with respect to Issuer (or any Grantor, as applicable) since March 31, 2003.

                  6.20. The financial statements included in the SEC Documents and the Bankruptcy Documents (the "FINANCIAL STATEMENTS") present fairly the financial position of the Issuer and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods show, and, except as otherwise disclosed in the SEC Documents or the Bankruptcy Documents, such financial statements have been prepared in conformity with GAAP applied on a consistent basis.

                  6.21. Subsequent to the respective dates as of which information is given in the most recent Issuer 10-Q, except as adequately disclosed in such Issuer 10-Q, (i) no Grantor has incurred any liabilities, direct or contingent, that are material, singly or in the aggregate, to any Grantor, or has entered into any material transactions not in the ordinary course of business, (ii) there has not been any decrease in the capital Stock or membership interests, as the case may be, or any increase in long-term indebtedness or any material increase in short-term indebtedness of any Grantor, or any payment of or declaration to pay any dividends, other than the regular quarterly dividend payment on the Issuer's Series A 8.5% Cumulative Preferred Stock that was paid on March 1, 2004 or any other distribution with respect to any Grantor, and (iii) there has not been any material adverse change in the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of any Grantor. To the actual knowledge of each Grantor after reasonable inquiry, there is no event that is reasonably likely to occur, which if it were to occur, could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, except such events that have been adequately disclosed in the SEC Documents, the Bankruptcy Documents or in one or more disclosure schedules to the Note Documents.

                  6.22. All indebtedness represented by the Notes is being incurred for proper purposes and in good faith. On the Closing Date (after giving effect to the Transactions), each Grantor will be solvent, and will have on the Closing Date (after giving effect to the Transactions) sufficient capital for carrying on its business and will be on the Closing Date (after giving effect to the Transactions) able to pay its debts as they mature. No transfer of property is being made by any Grantor and no obligation is being incurred by any Grantor in connection with the transactions contemplated by this Agreement or the other Note Documents with the intent to hinder, delay, or defraud either present or future creditors of any Grantor.

                  6.23. None of Grantors and, to their actual knowledge after reasonable inquiry, no one acting on their behalf has (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of Issuer to facilitate the sale or resale of any of the Notes, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Notes, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of Issuer.

                  6.24. No Grantor nor any of their respective "Affiliates" is a "party in interest" or a "disqualified person" with respect to any employee benefit plans. To the actual knowledge of each Grantor, after reasonable inquiry, no condition exists or event or transaction has occurred in connection with any employee benefit plan that could result in any Grantor or any of their respective "Affiliates" incurring any liability, fine or penalty that could, singly or in the aggregate, have a Material Adverse Effect. No Grantor or any trade or business under common control with any Grantor (for purposes of Section 414(c) of the Code) maintain any employee pension benefit plan that is subject to Title IV of the Employee Retirement Income Act of 1974, as amended, or the rules and regulations promulgated thereunder ("ERISA"). The terms "employee benefit plan," "employee pension benefit plan," and "party

                                                  AMERCO NOTE PURCHASE AGREEMENT
in interest" shall have the meanings assigned to such terms in Section 3 of ERISA. The term "Affiliate" shall have the meaning assigned to such term in
Section 407(d)(7) of ERISA, and the term "disqualified person" shall have the meaning assigned to such term in Section 4975 of the Internal Revenue Code of 1986, as amended, or the rules, regulations and published interpretations promulgated thereunder (the "CODE").

                  6.25. Except for the $75,000 fee to be paid by the Issuer to Wells Fargo Foothill, Inc., no Grantor has dealt with any broker, finder, commission agent or other person (other than Purchasers) in connection with the Transactions, and no Grantor is under any obligation to pay any broker's fee or commission in connection with such Transactions.

                  6.26. No labor dispute with the employees of any Grantor exists or, to the knowledge of any Grantor, is imminent that might have a Material Adverse Effect.

                  6.27. Except as would not have a Material Adverse Effect or as disclosed in the SEC Documents or the Bankruptcy Documents, (i) no Grantor is in violation of any federal, state or local laws and regulations (collectively, "ENVIRONMENTAL LAWS") relating to pollution or protection of human health or the environment or the use, treatment, storage, disposal, transport or handling, emission, discharge, release or threatened release of toxic or hazardous substances, materials or wastes, or petroleum and petroleum products ("MATERIALS OF ENVIRONMENTAL CONCERN"), including, without limitation, noncompliance with or lack of any permits or other environmental authorizations; (ii) there are no past, present or reasonably foreseeable circumstances that would be reasonably expected to lead to any such violation in the future; (iii) no Grantor has received any communication from any person or entity alleging any such violation; (iv) there is no pending or, to the actual knowledge of any Grantor after reasonable inquiry, threatened claim, action, investigation or notice by any person or entity against any Grantor or against any person or entity for whose acts or omissions any Grantor is or may reasonably be expected to be liable, either contractually or by operation of law, alleging liability for investigatory, cleanup, or other response costs, natural resources or property damages, personal injuries, attorney's fees or penalties relating to any Materials of Environmental Concern or any violation or potential violation of any Environmental Law (collectively, "ENVIRONMENTAL CLAIMS"), and (v) to the actual knowledge of each Grantor after reasonable inquiry, there are no actions, activities, circumstances, conditions, events or incidents that could form the basis of any such Environmental Claim.

                  6.28. As of the applicable date thereof, each SEC Document and Bankruptcy Document did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which they were made, not misleading. As of the Closing Date, no SEC Document, Bankruptcy Document, Note Document or any other statement, representation or warranty made by any Grantor or, to the actual knowledge of any Grantor after reasonable inquiry, any other person (other than Purchasers) in any of the Note Documents or in any certificate or document delivered with respect thereto, shall contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading. Each certificate signed by any officer of any Grantor and delivered to Purchasers or counsel for Purchasers in connection with the Transactions shall be deemed to be a representation and warranty by such Grantor to Purchasers as to the matters covered thereby.

                  6.29.    Issuer is subject to the reporting requirements of
Section 13 or Section 15(d) of the Exchange Act, and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

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

                  6.30. The Notes are eligible for resale under Rule 144A of the Act.

                  6.31. Each Grantor operates all real and personal property leased by it under valid and enforceable leases and has performed in all material respects the obligations required to be performed by it with respect to each such lease except for such leases and obligations which, in the aggregate, would not have a Material Adverse Effect. As to leases with respect to which any Grantor is the lessor, the lessees and other parties under such leases are in compliance with all material terms and conditions thereunder and such leases are in full force and effect except for such leases which, if not in full force and effect, would not, in the aggregate, have a Material Adverse Affect.

                  6.32. There are no legal or governmental proceedings involving or, to any Grantor's knowledge, affecting any Grantor or any of their respective properties or assets which would be required to be described in a filing with the Commission that are not described in the SEC Documents, nor are there any material contracts or other documents which would be required to be described in a filing with the Commission that are not described in the SEC Documents.

                  6.33. Except as described in the SEC Documents or the Bankruptcy Documents, there are no consensual encumbrances or restrictions on the ability of any Subsidiary of any Grantor (x) to pay dividends on such Subsidiary's capital Stock or to pay any indebtedness to any Grantor or any other Subsidiary of any Grantor, (y) to make loans or advances to, or investments in, any Grantor or any Subsidiary of any Grantor or (z) to transfer any of its property or assets to any Grantor or any Subsidiary of any Grantor.

                  6.34. No securities of the same class (within the meaning of Rule 144A(d)(3) under the Act) as the Notes are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

                  6.35. Neither Issuer nor any of its affiliates (as defined in Rule 501(b) under the Act) has, within the six-month period prior to the date hereof, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) by or for Issuer that is of the same or similar class as the Notes in a manner that would require registration of the Notes under the Act.

                  6.36. Neither Issuer nor any affiliate of Issuer nor any person acting on their behalf has (i) engaged, in connection with the offering of the Notes, in any form of general solicitation or general advertising (as those terms are used within the meaning of Regulation D under the Act); or (ii) solicited offers for, or offered or sold, such Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act, except as disclosed in the Bankruptcy Documents for the Class A Second Lien Senior Secured Notes, in a manner which does not disqualify the offer of the Notes under Regulation D.

                  6.37. No registration under the Act of the Notes or the Guaranty is required for the sale of the Notes and the Guaranty to Purchasers as contemplated hereby or for Exempt Resales assuming the accuracy of the Purchasers' representations set forth in Section 7 hereof.

                  6.38. No Grantor nor any agent thereof acting on behalf of such Grantor has taken, or will take, any action that might cause this Agreement or the issuance or sale of Notes to violate Regulation T, Regulation U, or Regulation X of the Board of Governors of the Federal Reserve System.

                                                  AMERCO NOTE PURCHASE AGREEMENT

                  6.39. Each Grantor is not, and does not own or control and, after giving effect to the Offering and sale of the Notes and the application of the proceeds thereof as described in Section 5, will not be, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, nor is any Grantor, nor does any Grantor own or control, a closed-end investment company required to be registered, but is not registered, thereunder.

                  6.40. BDO Seidman, LLP are independent public accountants with respect to Issuer as required by the Act and the rules and regulations of the Commission thereunder.

                  6.41. Borrowers (as defined in the Senior Credit Agreement) and U-Haul Co. (Canada) Ltd. U-Haul Co. (Canada) Ltee are the only parties that own any parcel of Real Property Collateral or any Vehicle included in the Collateral.

                  6.42. All of the Equipment is used or held for use in Grantors' businesses and is fit for such purposes.

                  6.43. The Equipment of Grantors is stored only at the locations permitted by Section 4.09 of the Indenture.

                  6.44. Each Grantor keeps correct and accurate records itemizing and describing the type, quality, and quantity of its Equipment and the book value thereof.

                  6.45. The chief executive office of each Grantor is located at the address indicated in Schedule 5.7 of the Senior Credit Agreement as delivered to Purchasers and each Grantor's FEIN and Organizational ID Number or, in the case of the Canadian Subsidiaries, the numbers assigned by Canada Customs and Revenue Agency (Canada) are identified in Schedule 5.7 of the Senior Credit Agreement as delivered to Purchasers. As of the Closing Date, each Grantor's exact legal name is as set forth on the signature pages to this Agreement, and in the 5 years prior to the Closing Date no Grantor has been known by any other name, or had a business at any address other than those specified on Schedule
5.7 of the Senior Credit Agreement.

                  6.46. Other than those matters disclosed on Schedule 5.10 of the Senior Credit Agreement as delivered to Purchasers, there are no actions, suits, arbitrations, administrative hearings or other proceedings pending or, to the knowledge of any Grantor, threatened against any Grantor or any of their Subsidiaries (excluding the Insurance Subsidiaries), as applicable, except for
(a) matters that are fully covered by insurance (subject to customary deductibles), (b) routine litigation arising in the ordinary course of business that is not material and (c) matters arising after the Closing Date that, if decided adversely to any Grantor, or any of their Subsidiaries, as applicable, reasonably could not be expected to result in a Material Adverse Change.

                  6.47. Each Grantor owns, or holds licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of its business as currently conducted. Schedule
5.16 of the Senior Credit Agreement as delivered to Purchasers is a true, correct, and complete listing of all material patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which each Grantor is the owner or is an exclusive licensee.

                  6.48. Set forth on Schedule 5.18 of the Senior Credit Agreement as delivered to Purchasers are all Grantors' DDAs, including, with respect to each depository (i) the name and address of such depository, and (ii) the account numbers of the accounts maintained with such depository.

                                                  AMERCO NOTE PURCHASE AGREEMENT

                  6.49. All factual information (taken as a whole) furnished by or on behalf of Grantors in writing to Collateral Trustee or any Purchaser (including all information contained in the Schedules hereto or in the other Note Documents) for purposes of or in connection with this Agreement, the other Note Documents, or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Grantors in writing to the Collateral Trustee or any Purchaser will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date, the Projections (as defined in the Senior Credit Agreement) represent, and as of the date on which any other Projections are delivered to Collateral Trustee, such additional Projections represent Issuer's good faith best estimate of its future performance for the periods covered thereby.

                  6.50. The Confirmation Order has been validly entered and has not been stayed, reversed, vacated or otherwise modified except with the consent of Collateral Trustee and the Required Holders.

                  6.51. The Reservation Management System is owned by A&M Associates, Inc., a Nevada corporation, free and clear of claims and encumbrances.

                  6.52. There are no pending investigations, claims or litigation by any Governmental Authority or other Person with respect to the transactions contemplated by this Agreement and the other Note Documents.

                  6.53. Within 150 days after the Closing Date, the Company shall, or shall cause the other Note Parties to:

                  (a) register, or cause to be registered, with the State of Arizona each Vehicle (excluding any trailer) owned by any Grantor (other than U-Haul Co. of Alaska or U-Haul of Hawaii, Inc.) and obtain a new Certificate of Title for each such Vehicle registered pursuant to clause (1) naming (A) (x) U-Haul (Canada) as the registered owner of such Vehicles operated primarily in Canada, or (y) U-Haul Co. of Arizona, an Arizona corporation, as the registered owner of all other such Vehicles, (B) on new Certificates of Title obtained prior to May 21, 2003, "FOOTHILL CAPITAL CORP.", as the first priority lienholder thereon and "WELLS FARGO BANK, TRUSTEE", as second priority lienholder only to the Bank Agent and (C) on new Certificates of Title obtained on or after May 21, 2003, "WELLSFARGO FOOTHILL, INC., AS AGENT" or, if space does or did not permit, "WELLSFARGO FOOTHILL AGENT", as the first priority lienholder thereon and "WELLS FARGO BANK, TRUSTEE", as the second priority lienholder only to the Bank Agent;

                  (b) (1) register, or cause to be registered, with the State of Alaska each Vehicle (excluding any trailer) owned by U-Haul Co. of Alaska, and (2) obtain a new Certificate of Title for each such Vehicle registered pursuant to clause (1) naming (A) U-Haul Co. of Alaska, an Alaskan corporation, as the registered owner and (B) "WELLSFARGO FOOTHILL, INC., AS AGENT" or, if space does or did not permit, "WELLSFARGO FOOTHILL AGENT", as the first priority lienholder thereon and "WELLS FARGO BANK, TRUSTEE", as the second priority lienholder only to the Bank Agent;

                  (c) (1) register, or cause to be registered, with the State of Hawaii each Vehicle (excluding any trailer) owned by U-Haul of Hawaii, Inc. and (2) obtain a new Certificate of Title for each such Vehicle registered pursuant to clause (1) naming (A) U-Haul of Hawaii, Inc., a Hawaiian corporation, as the registered owner and (B) "WELLSFARGO FOOTHILL, INC., AS AGENT" or, if

                                                  AMERCO NOTE PURCHASE AGREEMENT
space does or did not permit, "WELLSFARGO FOOTHILL AGENT", as the first priority lienholder thereon and "WELLS FARGO BANK, TRUSTEE", as the second priority lienholder only to the Bank Agent.

                  6.54. Grantors have complied with the following Anti-Terrorism Laws:

                  (a) No Grantor nor any Affiliate of any Grantor is in violation of any Anti-Terrorism Law or knowingly engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

                  (b) None of Issuer nor any Affiliate of Issuer is any of the following (each a "Blocked Person"):

                  (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

                  (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

                  (iii) a Person or entity with which any bank or other financial institution is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

                  (iv) a Person or entity that commits, threatens or conspires to commit or supports "terrorism" as defined in Executive Order No. 13224;

                  (v) a Person or entity that is named as a "specially designated national" on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list; or

                  (vi) a Person or entity who is affiliated with a Person or entity listed above.

                  (c) Neither Issuer nor any Affiliate of Issuer (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224.

                  (d) None of Issuer nor any Affiliate of Issuer is in violation of any rules or regulations promulgated by OFAC or of any economic or trade sanctions or engages in administered and enforced by OFAC or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any rules or regulations promulgated by OFAC.

                  6.55. Set forth on Schedule 6.55 is a complete and accurate list of each Grantor's Affiliates showing the relation (whether through direct ownership, common ownership or otherwise) between each Grantor and such Affiliates.

                  6.56. The Dormant Subsidiaries (i) are inactive and do not engage in any business activities, (ii) do not have assets with an aggregate fair market value in excess of $100,000, and (iii) do not have any annual operating expenditures or other liabilities.

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                  6.57.    INW is the subject of an Insolvency Proceeding as of
the Closing Date.

                  6.58. No Grantor is a party to or subject to any agreement that prohibits or restricts the ability of any Grantor to enter into and perform under this Agreement, the Registration Rights Agreement, the Indenture or the other Note Documents, including, without limitation, making all payments when due and payable and exercising the right to prepay the Notes or the other Obligations under this Agreement and the other Note Documents, except for (i) the restrictions set forth in the Intercreditor Agreement and (ii) restrictions in the Synthetic Leases as of the Closing Date and fully disclosed on Schedule
6.58 hereto.

                  SECTION 7. REPRESENTATIONS AND WARRANTIES OF PURCHASERS. Each Purchaser severally represents and warrants that:

                  7.1. It is an "accredited investor" within the meaning of Regulation D under the Act.

                  7.2. The Notes to be acquired by it pursuant to this Agreement are being acquired for its own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would violate the securities laws of the United States, without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of its Notes under an effective registration statement under the Act or under an exemption from such registration available under the Act, and subject, nevertheless, to the disposition of its property being at all times within its control.

                  7.3. It has all requisite power and authority to enter into, deliver and perform its obligations under this Agreement and this Agreement has been duly authorized by it.

                  SECTION 8. INDEMNIFICATION.

                  8.1. Each Grantor shall, jointly and severally, without limitation as to time, indemnify and hold harmless Purchasers and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) Purchasers (any of such persons being hereinafter referred to as a "CONTROLLING PERSON"), and the respective officers, directors, partners, employees, representatives and agents of Purchasers and any such controlling person (collectively, the "INDEMNIFIED PARTIES"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys' fees) and expenses whatsoever (including, without limitation, costs and expenses incurred in connection with investigating, preparing, pursuing or defending against any of the foregoing) (collectively, "LOSSES"), as incurred, arising out of or based upon (i) any representation or warranty made by or on behalf of any Grantor under or in connection with the Note Documents, any written report or any other written information or report delivered by any Grantor pursuant to the Note Documents, which shall have been false or incorrect in any material respect when made or deemed made, or (ii) any act, omission, transaction or event contemplated by the Note Documents; provided that no Grantor shall be liable to any Indemnified Party for any Losses that arise from the gross negligence or willful misconduct of such Indemnified Party. Each Grantor shall notify Purchasers promptly of the institution, threat or assertion of any Proceeding of which such Grantor is aware in connection with the matters addressed by this Agreement which involves any Grantor and any of the Indemnified Parties. The indemnification provided under this Section 8 shall be effective with respect to any Proceeding whether or not (x) such Proceeding is brought by any Grantor, any of its directors, securityholders or creditors, an Indemnified Party or any other person, (y) an Indemnified Party is otherwise party thereto or (z) the Transactions are consummated.

                  8.2. Promptly after receipt by an Indemnified Party under this Section 8 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made

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

against the indemnifying party under Section 8.1 above, notify Issuer of the commencement thereof; but the failure to notify Issuer shall not relieve it from any liability that it may have under Section 8.1 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify Issuer shall not relieve it from any liability that it may have to an Indemnified Party otherwise than under Section 8.1 above.

                  8.3. If the indemnification provided for in this Section 8 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section 8 would otherwise apply by its terms (other than by reason of exceptions provided in this Section 8), then Grantors, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by Grantors, on the one hand, and Purchasers, on the other hand, from the Offering, or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of any Grantor, on the one hand, and Purchasers, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by Grantors, on the one hand, and Purchasers, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by Grantors and the fees received by Purchasers, bear to the total price of the Notes on or prior to the Closing Date. The relative fault of Grantors, on the one hand, and Purchasers, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by any Grantor, on the one hand, or Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an Indemnified Party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 8 was available to such party.

                  Each party hereto agrees that it would not be just and equitable if contribution pursuant to this Section 8.3 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8.3, Purchasers shall not be required to contribute, in the aggregate, any amount in excess of the amount by which fees received by Purchasers on or prior to the Closing Date with respect to the Notes exceeds the amount of any damages that Purchasers have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  8.4. The indemnity and contribution agreements contained in this Section 8 are in addition to any liability that any Grantor may otherwise have to the Indemnified Parties.

                  8.5. No claim may be made by any Grantor or any other Person against any Indemnified Party for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings) in respect of any claim for breach of contract or any other theory of liability arising out of or related to the Transactions, or any act, omission or event occurring in connection therewith; and each Grantor, on its own behalf and on behalf of its Affiliates, hereby waives, releases and agrees not to sue upon any such claim for any such damages,

                                                  AMERCO NOTE PURCHASE AGREEMENT
whether or not accrued and whether or not known or suspected to exist in its favor. Furthermore, no Indemnified Party shall have any liability to any Grantor, any Affiliate of any Grantor, or any of their respective securityholders or creditors for or in connection with the Transactions except for direct damages determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

                  SECTION 9. CONDITIONS.

                  9.1. The obligations of Purchasers to purchase the Notes under this Agreement are subject to the satisfaction or waiver of each of the following conditions:

                  (a) All the representations and warranties of each Grantor in each of the Note Documents to which it is a party shall be true and correct in all material respects at and as of the Closing Date after giving effect to the Transactions with the same force and effect as if made on and as of such date. On or prior to the Closing Date, each Grantor and, to the actual knowledge of each Grantor, after reasonable inquiry, each other party to the Note Documents (other than Purchasers) shall have performed or complied in all material respects with all of the agreements and satisfied in all material respects all conditions on their respective parts to be performed, complied with or satisfied pursuant to the Note Documents (other than conditions to be satisfied by such other parties, which the failure to so satisfy could not reasonably be expected to have a Material Adverse Effect). There shall exist on the Closing Date no Event of Default or Default (each as defined in the Indenture).

                  (b) No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or materially interfere with the consummation of any of the Transactions; and no stop order suspending the qualification or exemption from qualification of any of the Notes in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or, to the actual knowledge of any Grantor after reasonable inquiry, be pending or threatened as of the Closing Date.

                  (c) No action shall have been taken and no Applicable Law shall have been enacted, adopted or issued that would, as of the Closing Date, prevent the consummation of any of the Transactions. Except as disclosed in the SEC Documents or the Bankruptcy Documents, no Proceeding shall be pending or, to the actual knowledge of Issuer after reasonable inquiry, threatened other than Proceedings that (A) if adversely determined could not, singly or in the aggregate, adversely affect the issuance or marketability of the Notes, and (B) could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (d) Since the date as of which information is given in the most recently filed Issuer 10-Q and Bankruptcy Documents, in the reasonable judgment of Purchasers there shall not have been any material adverse change with respect to Issuer's business, assets, operations, properties, financial condition or prospects.

                  (e) Subsequent to March 15, 2004, there shall not have occurred: (i) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of Purchasers be likely to materially impair the marketability of the Notes; (ii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange; (iii) any banking moratorium declared by U.S. Federal or New York authorities; (iv) any major disruption of settlements of securities or clearance services in the United States or (v) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other

                                                  AMERCO NOTE PURCHASE AGREEMENT
national or international calamity or emergency if, in the reasonable judgment of Purchasers, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Notes.

                  (f)      The Purchasers shall have received on the Closing
Date:

                  (i) a certificate dated the Closing Date, signed by the chief executive officer, president or vice president of Issuer and the principal financial or accounting officer of Issuer, in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of Grantors in this Agreement are true and correct, that each Grantor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the most recent Issuer 10-Q, there has been no material adverse change in the business, assets, operations, properties, financial condition or prospects of Issuer;

                  (ii) a certificate of the secretary or the assistant secretary of each Grantor certifying that no dissolution or liquidation proceedings as to such Grantor have been commenced or are contemplated, and attaching (a) resolutions of the board of directors of such Grantor, evidencing approval of the Transactions and the execution, delivery and performance thereof, and authorizing certain officers to execute and deliver the same, and certifying that such resolutions were duly and validly adopted and have not since been amended, revoked or rescinded, (b) the Charter Documents of such Grantor, certified by the Secretary of State of the State of such Grantor's organization, (c) an incumbency certificate signed by the secretary or an assistant secretary and one other officer of such Grantor certifying as to the names, titles and true signatures of the officers of such Grantor authorized to sign the Note Documents to which it is a party and the other documents to be delivered hereunder, and (d) corporate and tax good standing certificates as to such Grantor from their respective states of incorporation and other jurisdictions of incorporation and from each jurisdiction where each Grantor is qualified to do business.

                  (iii) an opinion, dated the Closing Date, of counsel to the Issuer, substantially to the effect set forth in Exhibit D hereto;

                  (iv) fully executed originals of each of the Notes, Indenture, Collateral Agreement, Intercreditor Agreement, other Security Documents and other Note Documents;

                  (v) an officer's certificate certifying true and complete copies of the Senior Credit Agreement and related documents, in the form set forth in Exhibit E hereto;

                  (vi) evidence satisfactory that all actions necessary or desirable to perfect and protect the Liens created by the Security Documents and contemplated thereby have been taken;

                  (vii) all fees (including, without limitation, the fees required under the Term Sheets other than the Closing Fee) due and payable on or before the Closing Date and all expenses due and payable on or before the Closing Date; and

                  (viii) all items, documents, agreement, instruments, certificates or filings required to be delivered pursuant to the Indenture.

                                                  AMERCO NOTE PURCHASE AGREEMENT

                  (g) None of the parties (other than Purchasers) to any of the Note Documents, including without limitation this Agreement, the Indenture, the Security Documents, and the Notes, are in breach or default under their respective obligations thereunder.

                  (h) Purchasers shall have approved in writing any material modification, amendment, termination, cancellation or waiver of any term of the Plan of Reorganization.

                  (i) Purchasers shall have received satisfactory evidence that the Confirmation Order shall have become a Final Order, in such manner as is reasonably acceptable to Purchasers.

                  (j) Each Grantor shall have complied in all material respects with the provisions of the Plan of Reorganization.

                  9.2. The obligation of Issuer to sell the Notes under this Agreement is subject to the satisfaction or waiver of each of the following conditions:

                  (a) Purchasers shall have delivered payment to Issuer for the Notes pursuant to Section 2 and Section 4 of this Agreement.

                  (b) All of the representations and warranties of Purchasers in this Agreement shall be true and correct in all respects at and as of the Closing Date, with the same force and effect as if made on and as of such date.

                  (c) No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or interfere with the issuance and sale of the Notes; and no stop order suspending the qualification or exemption from qualification of any of the Notes in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or be pending or threatened as of the Closing Date.

                  SECTION 10. MISCELLANEOUS.

                  10.1. All notices given pursuant to any provision of this Agreement shall be in writing and mailed, delivered, telegraphed or telecopied and confirmed to the party to be notified and its counsel: (a) if to any Grantor, to: AMERCO, 1325 Airmotive Way, Suite 100, Reno, Nevada 89502-3239, attention: Assistant Treasurer, (fax no. 775-688-6338); with a copy to: U-Haul International, Inc., 2727 North Central Avenue, Phoenix, Arizona 85004, attention: General Counsel, (fax no. 602-263-6173); and with a copy to: Squire, Sanders & Dempsey L.L.P., Two Renaissance Square, 40 North Central Avenue, Suite 2700, Phoenix, Arizona 85004, attention: Christopher D. Johnson, Esq., (fax no. 602-253-8129); and (b) if to any Purchaser, to the address for such Purchaser as set forth on Schedule A attached hereto, with a copy to Sidley Austin Brown & Wood LLP, 555 West Fifth Street, Los Angeles, CA 90013, Attention: Gary Cohen, Esq. (fax no. 213- 896-6600).

                  10.2. This Agreement has been and is made solely for the benefit of and shall be binding upon Grantors, Purchasers and, to the extent provided in Section 8 hereof, the controlling persons, officers, directors, partners, employees, representatives and agents referred to in Section 8, and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Notes from Purchasers merely because of such purchase.

                                                  AMERCO NOTE PURCHASE AGREEMENT

                  10.3. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO THE APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  10.4. EACH GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS.

                  10.5. EACH GRANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  10.6. EACH GRANTOR IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE ISSUER AND THE GRANTOR AT THE ADDRESS SET FORTH HEREIN FOR THE ISSUER, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ISSUER IN ANY OTHER JURISDICTION.

                  10.7. This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

                  10.8. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  10.9. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in fall force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                  10.10. This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by each of the signatories hereto.

                                                  AMERCO NOTE PURCHASE AGREEMENT

                  10.11. Any capitalized term not defined herein shall have the meaning set forth for such term in the Indenture.

                  10.12. Whether or not the transactions contemplated hereby are consummated, each Grantor agrees, jointly and severally to pay all costs and expenses incurred by the Purchaser in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of any Grantor or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. Each Grantor will pay, and will save each Purchaser harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by such Purchaser). The obligations of each Grantor under this Section 10.12 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

                  10.13. This Agreement, together with the Indenture, the Registration Rights Agreement and the other Note Documents, constitutes the entire understanding of the parties hereto and revokes and supersedes all prior or contemporaneous agreements, arrangements and understandings between the parties and is intended as a final expression of their agreement. This Agreement shall take precedence over any other documents governing the purchase of the Notes that may be in conflict herewith.

                                      * * *

                                                  AMERCO NOTE PURCHASE AGREEMENT

                  Please confirm that the foregoing correctly sets forth the agreement between Issuer and Purchasers.

                                          Very truly yours,

                                          ISSUER:

                                          AMERCO, a Nevada corporation

                                          By: /s/ Gary V. Klinefelter
                                              __________________________________
                                              Gary V. Klinefelter, Secretary

                             SIGNATURE PAGE 1 OF 10

                                                  AMERCO NOTE PURCHASE AGREEMENT

                             INITIAL GUARANTORS:

                             AMERCO REAL ESTATE COMPANY OF
                             ALABAMA, INC., an Alabama corporation

                             AMERCO REAL ESTATE COMPANY OF
                             TEXAS, INC., a Texas corporation

                             AMERCO REAL ESTATE COMPANY, a Nevada
                             corporation

                             AMERCO REAL ESTATE SERVICES, INC., a
                             Nevada corporation

                             EIGHT PAC COMPANY, a Nevada corporation

                             ELEVEN PAC COMPANY, a Nevada corporation

                             FIFTEEN PAC COMPANY, a Nevada corporation

                             FIVE PAC COMPANY, a Nevada corporation

                             FOUR PAC COMPANY, a Nevada corporation

                             FOURTEEN PAC COMPANY, a Nevada
                             corporation

                             NATIONWIDE COMMERCIAL CO., an Arizona
                             corporation

                             NINE PAC COMPANY, a Nevada corporation

                             ONE PAC COMPANY, a Nevada corporation

                             PF&F HOLDINGS CORPORATION, a Delaware
                             corporation

                             SEVEN PAC COMPANY, a Nevada corporation

                             SEVENTEEN PAC COMPANY, a Nevada
                             corporation

                             SIX PAC COMPANY, a Nevada corporation

                             SIXTEEN PAC COMPANY, a Nevada corporation

                             TEN PAC COMPANY, a Nevada corporation

                             SIGNATURE PAGE 2 OF 10

                                                  AMERCO NOTE PURCHASE AGREEMENT

                             THREE PAC COMPANY, a Nevada corporation

                             TWELVE PAC COMPANY, a Nevada corporation

                             TWO PAC COMPANY, a Nevada corporation

                             YONKERS PROPERTY CORPORATION, a New
                             York corporation

                             By: /s/ Carlos Vizcarra
                                 _______________________________________________
                                 Carlos Vizcarra, President

                             SIGNATURE PAGE 3 OF 10

                                                  AMERCO NOTE PURCHASE AGREEMENT

                             EMOVE, INC., a Nevada corporation

                             WEB TEAM ASSOCIATES, INC., a Nevada
                             corporation

                             By: /s/ Thomas Tollison
                                --------------------------------
                                 Thomas Tollison, Secretary

                             SIGNATURE PAGE 4 OF 10

                                                  AMERCO NOTE PURCHASE AGREEMENT

                             U-HAUL INSPECTIONS LTD., a British Columbia corporation

                             By: /s/ Wolfgang Bromba
                                 _______________________________________________
                                 Wolfgang Bromba, Secretary

                             SIGNATURE PAGE 5 OF 10

                                                  AMERCO NOTE PURCHASE AGREEMENT

                             A & M ASSOCIATES, INC., an Arizona
                             corporation

                             U-HAUL BUSINESS CONSULTANTS, INC., an
                             Arizona corporation

                             U-HAUL CO. (CANADA) LTD. U-HAUL CO.
                             (CANADA) LTEE, an Ontario corporation

                             U-HAUL CO. OF ALABAMA, INC., an Alabama
                             corporation

                             U-HAUL CO. OF ALASKA, an Alaska corporation

                             U-HAUL CO. OF ARIZONA, an Arizona
                             corporation

                             U-HAUL CO. OF ARKANSAS, a Arkansas
                             corporation

                             U-HAUL CO. OF CALIFORNIA, a California
                             corporation

                             U-HAUL CO. OF COLORADO, a Colorado
                             corporation

                             U-HAUL CO. OF CONNECTICUT, a Connecticut corporation

                             U-HAUL CO. OF DISTRICT OF COLUMBIA,
                             INC., a District of Columbia corporation

                             U-HAUL CO. OF FLORIDA, a Florida corporation

                             U-HAUL CO. OF GEORGIA, a Georgia
                             corporation

                             U-HAUL CO. OF IDAHO, INC., an Idaho
                             corporation

                             U-HAUL CO. OF ILLINOIS, INC., an Illinois corporation

                             U-HAUL CO. OF INDIANA, INC., an Indiana
                             corporation

                             U-HAUL CO. OF IOWA, INC., an Iowa
                             corporation

                             SIGNATURE PAGE 6 OF 10

                                                  AMERCO NOTE PURCHASE AGREEMENT

                             U-HAUL CO. OF KANSAS, INC., a Kansas
                             corporation

                             U-HAUL CO. OF KENTUCKY, a Kentucky
                             corporation

                             U-HAUL CO. OF LOUISIANA, a Louisiana
                             corporation

                             U-HAUL CO. OF MAINE, INC., a Maine
                             corporation

                             U-HAUL CO. OF MARYLAND, INC., a Maryland corporation

                             U-HAUL CO. OF MASSACHUSETTS AND
                             OHIO, INC., a Massachusetts corporation

                             U-HAUL CO. OF MICHIGAN, a Michigan
                             corporation

                             U-HAUL CO. OF MINNESOTA, a Minnesota
                             corporation

                             U-HAUL CO. OF MISSISSIPPI, a Mississippi corporation

                             U-HAUL CO. OF MONTANA, INC., a Montana
                             corporation

                             U-HAUL CO. OF NEBRASKA, a Nebraska
                             corporation

                             U-HAUL CO. OF NEVADA, INC., a Nevada
                             corporation

                             U-HAUL CO. OF NEW HAMPSHIRE, INC., a
                             New Hampshire corporation

                             U-HAUL CO. OF NEW JERSEY, INC., a New
                             Jersey corporation

                             U-HAUL CO. OF NEW MEXICO, INC., a New
                             Mexico corporation

                             U-HAUL CO. OF NEW YORK, INC., a New York corporation

                             SIGNATURE PAGE 7 OF 10

                                                  AMERCO NOTE PURCHASE AGREEMENT

                             U-HAUL CO. OF NORTH CAROLINA, a North
                             Carolina corporation

                             U-HAUL CO. OF NORTH DAKOTA, a North
                             Dakota corporation

                             U-HAUL CO. OF OKLAHOMA, INC., an
                             Oklahoma corporation

                             U-HAUL CO. OF OREGON, an Oregon
                             corporation

                             U-HAUL CO. OF PENNSYLVANIA, a
                             Pennsylvania corporation

                             U-HAUL CO. OF RHODE ISLAND, a Rhode
                             Island corporation

                             U-HAUL CO. OF SOUTH CAROLINA, INC., a
                             South Carolina corporation

                             U-HAUL CO. OF SOUTH DAKOTA, INC., a
                             South Dakota corporation

                             U-HAUL CO. OF TENNESSEE, a Tennessee
                             corporation

                             U-HAUL CO. OF TEXAS, a Texas corporation

                             U-HAUL CO. OF UTAH, INC., a Utah corporation

                             U-HAUL CO. OF VIRGINIA, a Virginia
                             corporation

                             U-HAUL CO. OF WASHINGTON, a Washington
                             corporation

                             U-HAUL CO. OF WEST VIRGINIA, a West
                             Virginia corporation

                             U-HAUL CO. OF WISCONSIN, INC., a Wisconsin corporation

                             U-HAUL CO. OF WYOMING, INC., a Wyoming
                             corporation

                             U-HAUL COMPANY OF MISSOURI, a Missouri
                             corporation

                             SIGNATURE PAGE 8 OF 10

                                                  AMERCO NOTE PURCHASE AGREEMENT

                             U-HAUL INTERNATIONAL, INC., a Nevada
                             corporation

                             U-HAUL LEASING & SALES CO., a Nevada
                             corporation

                             U-HAUL OF HAWAII, INC., a Hawaii corporation

                             U-HAUL SELF-STORAGE CORPORATION, a
                             Nevada corporation

                             U-HAUL SELF-STORAGE MANAGEMENT
                             (WPC), INC., a Nevada corporation

                             By: /s/ Gary V. Klinefelter
                                 _______________________________________________
                                 Gary V. Klinefelter, Secretary

                             SIGNATURE PAGE 9 OF 10

                                                  AMERCO NOTE PURCHASE AGREEMENT

ACCEPTED AND AGREED TO BY PURCHASERS:

BLACK DIAMOND OFFSHORE LTD.
By: Carlson Capital, L.P.,
    its investment advisor

    By: Asgard Investment Corp.,
        its general partner

        By: [ILLEGIBLE]
            ---------------------------------
            Name:
            Title:

DOUBLE BLACK DIAMOND OFFSHORE LDC
By: Carlson Capital, L.P.,
    its investment advisor

    By: Asgard Investment Corp.,
        its general partner

        By: [ILLEGIBLE]
            ---------------------------------
            Name:
            Title:

CANPARTNERS INVESTMENTS IV, LLC

By: /s/ Scott A. Imbach
    -------------------------
    Name:  Scott A. Imbach
    Title: Authorized Signatory

NEWSTART FACTORS, INC.

By: /s/ John Dianne
    -------------------------
    Name:  John Dianne
    Title: Managing Director

SATELLITE ASSET MANAGEMENT, L.P.,
as investment manager on behalf of its managed funds and accounts

By: /s/ Brian Kriftcher
    ------------------------
    Name: Brian Kriftcher
    Title: Chief Operating Officer and
               Principal

SATELLITE CREDIT OPPORTUNITIES FUND, LTD.
By: Satellite Asset Management, L.P.,
    its investment manager

    By: /s/ Brian Kriftcher
        --------------------------
        Name: Brian Kriftcher
        Title: Chief Operating Officer and
               Principal

SIL LOAN FUNDING LLC

By: /s/ Jason Trala
    --------------------------
    Name:  Jason Trala
    Title: Attorney in fact

                             SIGNATURE PAGE 10 OF 10

                                                  AMERCO NOTE PURCHASE AGREEMENT

              ANNEX I TO THE PURCHASE AGREEMENT DATED MARCH 1, 2004

                  Terms used herein shall have the meanings ascribed to them below, or if not set forth below, shall have the meanings ascribed to them in the Indenture.

                         "ACT"                                   Section 1.3

                         "AGREEMENT"                             Section 1.5

                         "APPLICABLE AGREEMENTS"                 Section 6.8

                         "APPLICABLE LAW"                        Section 6.8

                         "BANK AGENT"                            Section 1.1

                         "CHARTER DOCUMENTS"                     Section 6.8

                         "CLOSING"                               Section 4

                         "CLOSING DATE"                          Section 4

                         "CODE"                                  Section 6.24

                         "COLLATERAL"                            Section 1.1

                         "COLLATERAL AGREEMENT"                  Section 1.1

                         "COLLATERAL TRUSTEE"                    Section 1.1

                         "COMMISSION"                            Section 5.9

                         "CONTROLLING PERSON"                    Section 8.1

                         "ENVIRONMENTAL CLAIMS"                  Section 6.27

                         "ENVIRONMENTAL LAWS"                    Section 6.27

                         "ERISA"                                 Section 6.24

                         "EXCHANGE ACT"                          Section 5.7

                         "EXCHANGE OFFER"                        Section 5.12

                         "FINANCIAL STATEMENTS"                  Section 6.20

                         "GAAP"                                  Section 6.19

                         "GOVERNMENTAL AUTHORITY"                Section 6.8

                         "GRANTORS"                              Section 1.1

                         "GUARANTY"                              Section 1.1

                          ANNEX, EXHIBITS & SCHEDULES-1

                                                  AMERCO NOTE PURCHASE AGREEMENT

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                         "INDEMNIFIED PARTIES"                   Section 8.1

                         "INDENTURE"                             Section 1.1

                         "INITIAL GUARANTORS"                    First Paragraph

                         "INTELLECTUAL PROPERTY"                 Section 6.18

                         "INTERCREDITOR AGREEMENT"               Section 1.1

                         "ISSUER"                                First Paragraph

                         "LOSSES"                                Section 8.1

                         "MATERIAL ADVERSE EFFECT"               Section 6.2

                         "MATERIALS OF ENVIRONMENTAL CONCERN"    Section 6.27

                         "NOTES"                                 Section 1.1

                         "OFFERING"                              Section 1.2

                         "PERMITS"                               Section 6.10

                         "PERMITTED LIEN"                        Indenture

                         "PLEDGED STOCK"                         Section 6.14

                         "PROCEEDINGS"                           Section 6.11

                         "PURCHASE PRICE"                        Section 2

                         "PURCHASERS"                            Addressees

                         "REGULATED PERSONS"                     Section 6.12

                         "SECURITY INTERESTS"                    Section 1.1

                         "SENIOR CREDIT AGREEMENT"               Section 1.1

                         "TAX"                                   Section 6.17

                         "TIA"                                   Section 6.6

                         "TRANSACTIONS"                          Section 3

                         "TRUSTEE"                               Section 1.1

                          ANNEX, EXHIBITS & SCHEDULES-2

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                  The following terms shall have the definitions indicated:

                  "Anti-Terrorism Laws" shall mean any laws relating to terrorism or money laundering, including Executive Order No. 13224 and the USA Patriot Act.

                  "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. Sections 101 et seq.), as amended from time to time, and any successor statute.

                  "Bankruptcy Court" means the United States Bankruptcy Court for the District of Nevada.

                  "Bankruptcy Documents" means, collectively, the Plan of Reorganization, the Disclosure Statement, each as approved by a Final Order, the Confirmation Order and the Final Order.

                  "Confirmation Order" means the order of the Bankruptcy Court pursuant to a Final Order confirming the Plan of Reorganization pursuant to
Section 1129 of the Bankruptcy Code.

                  "Debtors" mean Issuer and Amerco Real Estate Company.

                  "Disclosure Statement" means the Disclosure Statement concerning the Debtors' First Amended Joint Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code dated November 26, 2003, together with exhibits and schedules thereto, filed with the Bankruptcy Court.

                  "DTC" shall mean The Depository Trust Company.

                  "Exempt Resales" shall mean sales by Purchasers of some or all of the Notes purchased by Purchasers hereunder solely to persons whom Purchaser reasonably believes to be "qualified institutional buyers" as defined in Rule 144A under the Act.

                  "Final Order" means an order or judgment of the Bankruptcy Court or other court of competent jurisdiction as to which the time to appeal, seek leave to appeal, petition for certiorari or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for reargument, rehearing or leave to appeal shall be pending or as to which any right to appeal, petition for certiorari, reargue, rehear or seek leave to appeal shall have been waived in writing by the party holding such right in form and substance satisfactory to the Issuer and the Purchasers or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof or leave to appeal has been motioned for or sought, such order of the court shall have been affirmed by the highest court to which such order was appealed, or certiorari has been denied or from which reargument or rehearing or leave to appeal was motioned for or sought, and the time to take any further appeal, petition for certiorari, move for reargument or rehearing or seek leave to appeal shall have expired.

                  "Issuer 10-K" shall mean that certain Annual Report pursuant to Section 13 or 15(d) of the Securities Act of 1934 on Form 10-K, for the fiscal year ended on March 31, 2003 of Issuer, filed with the Commission on August 25, 2003.

                  "Issuer 10-Q's" shall mean each Quarterly Report pursuant to
Section 13 or 15(d) of the Securities Act of 1934 on Form 10-Q, for the fiscal quarters ending on June 30, 2003, September 30, 2003, and December 31, 2003 filed with the Commission on September 10, 2003, November 14, 2003, and February 17, 2004 respectively.

                          ANNEX, EXHIBITS & SCHEDULES-3

                                                  AMERCO NOTE PURCHASE AGREEMENT

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                  "Plan of Reorganization" means the First Amended Joint Plan of
Reorganization of Debtors dated November 26, 2003, together with exhibits and schedules thereto, filed with the Bankruptcy Court, together with any amendments or modifications thereto.

                  "Pledged Company" shall have the meaning set forth in the Stock Pledge Agreement.

                  "Reasonable Inquiry" shall mean reasonable inquiry by senior officers of Issuer or any other Initial Guarantor, as applicable.

                  "SEC Documents" means all reports, documents and other information filed by Issuer pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and all other rules and regulations promulgated by the SEC, including such Person's filed Form 10-K and subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K. All references to the SEC Documents shall be deemed to include all documents incorporated by reference therein and all amendments and supplements thereto.

                  "Term Sheets" means, collectively, that certain Term Sheet entered into by Issuer and Canyon Capital Advisors LLC, dated December 1, 2003 and that certain Term Sheet entered into by Issuer, Double Black Diamond Offshore LDC and Black Diamond Offshore Ltd., dated December 4, 2003, each as amended or supplemented.

                          ANNEX, EXHIBITS & SCHEDULES-4

                                                  AMERCO NOTE PURCHASE AGREEMENT

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                                    EXHIBIT A

                                FORM OF INDENTURE

                          ANNEX, EXHIBITS & SCHEDULES-5

                                                  AMERCO NOTE PURCHASE AGREEMENT

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                                    EXHIBIT B

                         FORM OF INTERCREDITOR AGREEMENT

                          ANNEX, EXHIBITS & SCHEDULES-6

                                                  AMERCO NOTE PURCHASE AGREEMENT

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                                    EXHIBIT C

                              FORM OF ESCROW LETTER

                          ANNEX, EXHIBITS & SCHEDULES-7

                                                  AMERCO NOTE PURCHASE AGREEMENT

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                                    EXHIBIT D

                              FORM OF LEGAL OPINION

                          ANNEX, EXHIBITS & SCHEDULES-8

                                                  AMERCO NOTE PURCHASE AGREEMENT

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                                    EXHIBIT E

                              OFFICER'S CERTIFICATE

                          ANNEX, EXHIBITS & SCHEDULES-9

                                                  AMERCO NOTE PURCHASE AGREEMENT

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                                   SCHEDULE A

                                   PURCHASERS

Canpartners Investments IV, LLC             Principal Amount of Notes Purchased: $15,000,000.00
9665 Wilshire Boulevard, Suite 200          Purchase Price of Notes Purchased: $14,700,000.00
Beverly Hills, California 92012

Black Diamond Offshore, Ltd.                Principal Amount of Notes Purchased: $2,400,000.00
c/o Carlson Capital, L.P.                   Purchase Price of Notes Purchased: $2,352,000.00
2100 McKinney Ave, Suite 1600
Dallas, TX 75201
Attention: Lana Beeter

Double Black Diamond Offshore LDC           Principal Amount of Notes Purchased: $12,600,000.00
c/o Carlson Capital, L.P.                   Purchase Price of Notes Purchased: $12,348,000.00
2100 McKinney Ave, Suite 1600
Dallas, TX 75201
Attention: Lana Beeter

New Start Factors, Inc.                     Principal Amount of Notes Purchased: $11,498,000.00
2 Stamford Plaza, Suite 1501                Purchase Price of Notes Purchased: $11,268,040.00
Stamford, CT 06901
Attention: John Dionne
Managing Director

Satellite Asset Management, L.P.            Principal Amount of Notes Purchased: $7,677,355.00
623 Fifth Ave., 20th floor                  Purchase Price of Notes Purchased: $7,523,808.00
New York, NY 10022
Attention: Brian Kriftcher,
Chief Operating Officer

Satellite Credit Opportunities Fund, Ltd.   Principal Amount of Notes Purchased: $6,434,645.00
623 Fifth Ave., 20th floor                  Purchase Price of Notes Purchased: $6,305,952.00
New York, NY 10022
Attention: Brian Kriftcher,
Chief Operating Officer

SIL Loan Funding LLC                        Principal Amount of Notes Purchased: $24,390,000.00
600 Steamboat Road                          Purchase Price of Notes Purchased: $23,902,200.00
Greenwich, CT 06830
Attention: Ed Mule
Managing Director

                         ANNEX, EXHIBITS & SCHEDULES-10

                                                  AMERCO NOTE PURCHASE AGREEMENT

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                                  SCHEDULE 6.3

                                  SUBSIDIARIES

                         ANNEX, EXHIBITS & SCHEDULES-11

                                                  AMERCO NOTE PURCHASE AGREEMENT

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                                 SCHEDULE 6.4(A)

                          INDEBTEDNESS OF EACH GRANTOR

                         ANNEX, EXHIBITS & SCHEDULES-12

                                                  AMERCO NOTE PURCHASE AGREEMENT

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                                 SCHEDULE 6.4(B)

                             TRAC LEASE TRANSACTIONS

                         ANNEX, EXHIBITS & SCHEDULES-13

                                                  AMERCO NOTE PURCHASE AGREEMENT

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                                  SCHEDULE 6.55

                                   AFFILIATES

                         ANNEX, EXHIBITS & SCHEDULES-14

                                                  AMERCO NOTE PURCHASE AGREEMENT

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                                  SCHEDULE 6.58

                     MAXIMUM DEBT; REFINANCING INDEBTEDNESS

                         ANNEX, EXHIBITS & SCHEDULES-15

                                                  AMERCO NOTE PURCHASE AGREEMENT